Exhibit 10.11


                               THE PROVIDENT BANK
                             2005 BOARD OF DIRECTORS
                           VOLUNTARY FEE DEFERRAL PLAN
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     The purpose of The  Provident  Bank 2005 Board of Directors  Voluntary  Fee
Deferral Plan ("Plan") is to to enable any non-employee member of the Board of Directors ("eligible member") to defer future fees payable to them for their service as a member of the The Provident Bank's Board of Directors ("Board"). Any reference herein to the "Bank" shall refer to The Provident Bank. Any reference herein to the "Company" shall refer to Provident Financial Services, Inc., the Delaware chartered stock holding company which holds all of the outstanding common stock of the Bank.

     This Plan is intended to comply with Internal Revenue Code ("Code") Section 409A and any regulatory or other guidance issued under such Section. At the effective date of the Plan additional guidance was being promulgated by the Department of Treasury. Any terms of this Plan that conflict with such future guidance shall be null and void as of the effective date of the Plan. After such guidance is issued, the intent is to amend the Plan to delete any conflicting provisions and to add such other provisions as are required to fully comply with
Section 409A and any other legislative or regulatory requirement applicable to the Plan. This Plan shall be effective as of January 1, 2005.

     1. Elections. Any eligible member may participate in this Plan by executing
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a form of deferral  election,  a copy of which is annexed hereto as Exhibit "A", under which each calendar year the eligible member can elect irrevocably to defer the receipt of 100%, 75%, 50%, or 25% of any fees that may be paid to the member. In no event shall any deferral of fees be permitted which the eligible member would otherwise have the unrestricted right to receive currently. Except for the first year of the Plan, any election by an eligible member to defer future fees shall be made in the calendar year next preceding the calendar year the fees would be earned. In the first year that a member of the Board becomes eligible to participate, the eligible member's election must be made within 30 days of first becoming eligible and the election must be made only with respect to fees for services performed after the date of the election. Notwithstanding the preceding sentence, if an eligible member was an eligible member under The Provident Bank Board of Directors Voluntary Fee Deferral Plan, then such eligible member must make his or her initial election to defer future fees by the end of the calendar year next preceding the calendar year in which the Plan becomes effective. Subject to the provisions of the Plan, an eligible member's election shall specify in the deferral election form when and in what manner distribution shall be made of any deferred fees. If the eligible member fails to choose a year of distribution, it shall be deemed to be the year of his normal retirement. If the eligible member fails to specify a form of payment, he shall be deemed to have elected a lump-sum distribution.

     2. Period of  Deferral.  An eligible  member may defer his fees to a future
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year as selected by him. However, in no event shall any fee otherwise payable be deferred so that the distribution begins beyond the year of the eligible member's normal retirement from the Board of Directors. The term "normal


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retirement"  means the date of the Board of Directors  Annual  Meeting after the member attains his seventy-second (72) birthday.

     3. Investment and Adjustment of Deferred Fees.  Subject to Paragraph 6, any
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fees deferred  pursuant to an eligible  member's  election as aforesaid shall be credited to a separate account maintained in the name of such member. Such Account shall be referred to as the member's Investment Account. The value of each member's Investment Account shall be credited monthly with interest at the then prevailing Wall Street Prime Rate. For purposes of making any distribution under paragraph 4 below, the value of an eligible member's Investment Account shall be its value, adjusted with interest as aforesaid, as of the last day of the month next preceding the month distribution occurs.

     4.  Payment  of  Deferred  Fees.  Except  as  otherwise  provided  in  this
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paragraph, or in the case of a "Change in Control" described in paragraph 5, the amount of an eligible member's separate account (adjusted as provided in paragraph 3) shall be distributed to the eligible member in a lump-sum or in annual installments after such number of years or after retiring from the Board of Directors as he may elect in accordance with paragraph 2, or, in the event of his death or Disability (as defined in Section 11 hereof), in a lump-sum to the member or to the person or persons designated by the eligible member to receive such distribution. An eligible member who wishes to receive a distribution of his separate account in installments may elect to receive it in annual installments over a period of three (3) years. If distribution is to be made in annual installments, the amount of each installment shall be equal to the sum of the adjusted value of the eligible member's Investment Account determined in accordance with paragraph 3 above multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be made. If an eligible member Separates from Service (within the meaning of Code Section 409A) but he has not attained age 65, the undistributed balance of his account shall be paid to him in a single lump sum within a reasonable time following Separation from Service. If an eligible member Separates from Service on or after age 65, he shall receive the balance of his separate account(s) at such time and in such form as he has elected.

     5.  Distribution in the Event of a Change in Control.  Notwithstanding  any
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other  provision of this Plan or of any election made by an eligible member with respect to the period of any fee deferral or the form and timing of any distributions from his separate account, the undistributed balance thereof shall be distributed to him within 60 days after the date of a Change in Control of the Company or the Bank. For purposes hereof, a "Change in Control" shall mean, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in the regulations issued by the Treasury Department and/or other guidance issued by the Treasury Department or Internal Revenue Service under Code Section 409A.

     6.  Rights of  Eligible  Member  or Other  Distributee.  Nothing  contained
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herein,  and no action taken pursuant to the provisions  hereof shall create, or


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be  deemed  to  create  a trust  of any  kind,  or to  establish  any  fiduciary relationship between the Bank and any eligible member or other distributee. The separate accounts established hereunder shall be for record keeping purposes. Fees which have been deferred will be recorded as a liability on the Bank's general ledger when earned, but no funds shall be set aside for payment of the liability. To the extent that any person acquires a right to receive payments from the Bank under the provisions hereof, such right shall be no greater than the right of an unsecured general creditor of the Bank. All payments made pursuant to this Plan shall be made from the general assets of the Bank, provided, however, that nothing set forth herein shall be construed as prohibiting the Bank from establishing a rabbi trust to hold any assets for the benefit of eligible members of this Plan. Deferred fees and the earnings thereon shall be subject to the claims of the Bank's general creditors at all times prior to distribution, including any fees that are contributed to and become assets of a rabbi trust.

     7. Designation of Beneficiary. An eligible member may designate one or more
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person or persons to receive the  undistributed  balance of his deferred fees in the event of his death by executing and delivering to the Bank a beneficiary designation form, a copy of which is annexed hereto as Exhibit "B", and may change and successively change any such designation by executing a subsequent beneficiary designation form. Unless the beneficiary designation form indicates otherwise, any designation of beneficiary shall be deemed to apply to the undistributed balance of all of the eligible member's prior deferrals. If there is no valid beneficiary designation on file with the Bank on the date of death of the eligible member, the undistributed balance of deferred fees shall be paid to the personal representative of his estate.

     8. Nonassignability of Benefits.  Neither the eligible member nor any other
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person  shall  have any power or right to  assign,  anticipate,  hypothecate  or otherwise encumber any deferred fees payable by the Bank hereunder, nor shall any such fees be transferable by operation of law in the event of the bankruptcy or insolvency of the eligible member or other person.

     9.  Administration  of the Plan.  The  Board of  Directors  shall  have the
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exclusive  authority to manage and control the operation and  administration  of the Plan and shall be the named fiduciary as described in section 402(a) of the Employee Retirement Income Security Act of 1974. The Board of Directors shall make all determinations regarding the right of any person to receive a benefit under the Plan and to determine the amount and time of distribution thereof in accordance with the provisions of this Plan and the eligible member's election, provided, however, that any determination made with respect to the account(s) of any eligible member shall be made by the Board of Directors sitting without such member. The interpretation and construction of this Plan by the Board of Directors, and any action taken hereunder, shall be binding and conclusive upon the eligible member and any other person claiming any rights hereunder. The Board of Directors may from time to time delegate to such person or persons or to such committee as it shall designate any one or more of its administrative duties under the Plan.

     10. Right to Amend and Terminate  the Plan.  The Bank reserves the right to
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amend  the  Plan in  whole or in part  and to  terminate  the Plan at any  time, provided  that no such action shall affect the rights of any eligible  member or



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other person to receive  payment of benefits in accordance with the terms of the
Plan as in effect on the day immediately preceding the effective date of such amendment or termination.

     11. Special Terms, Gender and Number. Whenever used herein, the term "Board
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of Directors"  shall mean the Board of Directors of The Provident Bank. The term
"normal retirement" means the date of the Board of Directors Annual Meeting after the member attains his seventy-second birthday. The term "Disability" shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or, is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer. Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

     12.  Incompetence.  If the Board of Directors  determines  that an eligible
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member  (or the  designated  beneficiary  of an  eligibile  member) is unable to manage his affairs, it may, in its sole discretion and subject to the requirements of Code Section 409A, pay any amount due to such person to the individual or institution then providing for the care, maintenance and support of such person, unless prior to such payment claim shall be made therefore by a duly appointed guardian, committee or other legal representative designated to receive such payment on behalf of such person.

     13. Hardship  Distribution.  An eligible  member,  who believes that he has
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incurred an  Unforeseeable  Emergency  may petition the Board of Directors for a
Hardship Distribution. "Unforeseeable Emergency" means a severe financial hardship to the eligible member resulting from an illness or accident of the eligible member, the eligible member's spouse, or a dependent (as defined in Internal Revenue Code Section 152(a)) of the eligible member, loss of the eligible member's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the eligible member.

     Upon a finding that an eligible member has suffered an Unforeseeable Emergency, the Board may, in its sole discretion, make distributions from the eligible member's Investment Account. An eligible member requesting a distribution as a result of an Unforeseeable Emergency shall apply in writing to the Board and shall provide such additional information as the Board may require. The amount of the withdrawal shall be limited to the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the eligible member's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). If a distribution is made due to an Unforeseeable Emergency in accordance with this paragraph 13, the eligible member's deferrals under this Plan shall cease for the remainder of the calendar year in which the distribution occurs and the immediately

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following calendar year. Any resumption of the eligible member's deferrals under this Plan shall be made only at the election of the eligible member in accordance with paragraph 1 herein.

     14. Applicable Law. This Plan shall be governed and construed in accordance
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with the laws of the State of New  Jersey to the extent  not  inconsistent  with applicable federal law.

     15.  Successors.  The  provisions  of this Plan shall bind and inure to the
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benefit of the Bank and its successors  and assigns.  The term  "successors"  as used herein shall  include any corporate or other  business  entity which shall,
whether  by  merger,  consolidation,   purchase  or  otherwise  acquire  all  or
substantially all of the business and assets of the Bank, and successors of any such corporation or other business entity.

     IN WITNESS WHEREOF, this 2005 Directors Voluntary Fee Deferral Plan has been executed by the duly authorized officers of The Provident Bank as of the 23 day of December, 2004.

ATTEST:                                       THE PROVIDENT BANK




/s/ Mary Louise Festa                    By:  /s/ Paul M. Pantozzi
---------------------                         --------------------
Corporate Secretary                           Authorized Officer






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